EXHIBIT 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is made and entered into effective as of October 26, 2021, by and between Graham Acquisition I, LLC, a Delaware limited liability company (“Buyer”), and BNI Holdco, LLC (f/k/a BNI Holdings, Inc.), a Colorado limited liability company (“Seller”). Capitalized terms not otherwise defined in this Termination Agreement shall have the meanings assigned to them in the Agreement (defined below).

RECITALS

A.
Buyer and Seller are party to that certain Earn-Out Agreement dated as of June 1, 2021 (the “Agreement”); and
B.
Buyer and Seller now desire to terminate the Agreement and to release one another from any and all liabilities arising out of or connected with the Agreement or any agreement(s) with respect to the specific subject matter related thereto, on and subject to the terms and conditions set forth herein, intending to be bound by the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and the premises and covenants contained herein, the Parties agree as follows:

1.
Termination of Agreement. Buyer and Seller hereby terminate the Agreement, effective as of the effective date of this Termination Agreement. Buyer and Seller agree and acknowledge that this termination is without limitation and applies to all aspects of the Agreement, with the intention that no provisions thereof survive this termination. For the absence of doubt, and without limiting the foregoing, Buyer and Seller agree that no payments shall be made under the Agreement.
2.
Buyer Release of Seller. Buyer, on its own behalf, and on behalf of its owner(s), managers, members, officers, agents, employees, representatives, affiliates, permitted assignees and beneficiaries (collectively, “Buyer Representatives”) hereby irrevocably and forever releases and discharges Seller and its affiliates, successors, assigns and predecessors and present and former members, officers, managers, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”) from, against and with respect to, any and all claims, suits, penalties, judgments, amounts, assessments, costs, fees and other losses of whatever kind or character, whether in law, equity or otherwise, direct or indirect, fixed or contingent, foreseeable or unforeseeable, liquidated or unliquidated, known or unknown, matured or unmatured, that Buyer or any Buyer Representative ever had or now has, or may hereafter have or acquire, against any Seller Released Party that arise out of or in any way relate, directly or indirectly, to any matter, cause or thing, act or failure to act whatsoever occurring under, pursuant to, or otherwise in connection with, the Agreement and the transactions contemplated thereby (collectively, “Seller Claims”). Buyer further acknowledges and agrees that Seller has no further obligations under the Agreement whatsoever. This paragraph shall not apply to any Seller Claim resulting solely from a breach by Seller of this Termination Agreement.

Signature Page - Termination Agreement

3.
Seller Release of Buyer. Seller, on its own behalf, and on behalf of its owner(s), managers, members, officers, agents, employees, representatives, affiliates, permitted assignees and beneficiaries (collectively, “Seller Representatives” and together with Buyer Representatives, “Representatives”) hereby irrevocably and forever release and discharge Buyer and its affiliates, successors, assigns and predecessors and present and former members, officers, managers, employees, agents, attorneys and representatives (collectively, the “Buyer Released Parties”) from, against and with respect to, any and all claims, suits, penalties, judgments, amounts, assessments, costs, fees and other losses of whatever kind or character, whether in law, equity or otherwise, direct or indirect, fixed or contingent, foreseeable or unforeseeable, liquidated or unliquidated, known or unknown, matured or unmatured, that Seller or any Seller Representative ever had or now has, or may hereafter have or acquire, against any Buyer Released Party that arise out of or in any way relate, directly or indirectly, to any matter, cause or thing, act or failure to act whatsoever occurring under, pursuant to, or otherwise in connection with, the Agreement and the transactions contemplated thereby (collectively, “Buyer Claims”). Seller further acknowledges and agrees that Buyer has no further obligations under the Agreement whatsoever. This paragraph shall not apply to any Buyer Claim resulting solely from a breach by Buyer of this Termination Agreement.

Any of the Seller Released Parties or Buyer Released Parties are individually referred to below as a “Released Party.”

4.
Mutual Covenant Not to Sue. Buyer, on behalf of itself and the Buyer Representatives, and Seller, on behalf of itself and the Seller Representatives, irrevocably covenants that none of them nor will any of their Representatives, directly or indirectly, sue, commence any proceeding against or make any demand upon any Released Party in respect of any of the matters released and discharged pursuant to this Termination Agreement. The releases set forth in Section 2 and Section 3, and the covenant set forth in this Section 4 may be pleaded by any Released Party as a full and complete defense and may be used as the basis for an injunction against any action at law or in equity instituted or maintained against any of them in violation hereof. If any Claim is brought or maintained by any party or any Representatives against any Released Party in violation of this release, the claiming party will be responsible for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the Released Party in defending the same.
5.
Miscellaneous.
A.
The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Termination Agreement and have contributed to its drafting, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Termination Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Termination Agreement.
B.
This Termination Agreement constitutes the sole understanding and agreement of the parties with respect to the subject matter hereof.
C.
The terms and conditions of this Termination Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto; provided

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however, that this Termination Agreement may not be assigned by Seller without the prior written consent of Buyer or be assigned by Buyer without the prior written consent of Seller.
D.
The headings of the Articles, Sections, and paragraphs of this Termination Agreement are inserted for convenience only and shall not be deemed to constitute part of this Termination Agreement or to affect the construction hereof.
E.
No amendment, modification, or alteration of the terms or provisions of this Termination Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Termination Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Termination Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.
F.
Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Termination Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated; provided, however, in the event that any party must file a legal action to enforce the terms of this Termination Agreement, the prevailing party shall be entitled to recover actual costs and fees incurred during such action from the other party, which include, but are not limited to, reasonable attorneys’ fees, court costs, expert witness fees, and other expenses, as well as any reasonable attorneys’ fees and costs incurred on appeal.
G.
This Termination Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the United States District Court located in Denver, Colorado or in the absence of jurisdiction, the state courts located in the Wilmington, Delaware, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Termination Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts.
H.
This Termination Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
I.
This Termination Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party

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hereto shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of this Termination Agreement and each such party forever waives any such defense.
J.
Each of the persons executing this Termination Agreement hereby represents and warrants that he or she has full and complete authority to sign and enter into this Termination Agreement on behalf of the party for which he or she is signing.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Termination Agreement to be executed on its behalf as of the date first above written.

Graham Acquisition I, LLC

By:	/s/ Jeffrey Glajch
	Name:	Jeffrey Glajch
	Title:	CFO

BNI Holdco, LLC (f/k/a BNI Holdings, Inc.)

By:	/s/ Jeffrey Shull
	Name:	Jeffrey Shul
	Title:	Manager

By:	/s/ Kim Huppenthal
	Name:	Kim Huppenthal
	Title:	Manager

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